UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2021

HIGHLANDS REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55580	81-0862795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

332 S Michigan Avenue, Ninth Floor Chicago, IL		60604
(Address of principal executive offices)		(Zip Code)

312-583-7990
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 13, 2021, Highlands REIT, Inc. (the “Company”) held its 2021 annual meeting of stockholders. A summary of the matters voted upon is set forth below.
The stockholders elected the three nominees named below to serve as directors until the 2022 annual meeting of stockholders and until their successors are duly elected and qualify. The final results of the election of directors were as follows:

Nominee	For	Percentage of votes cast For	Withhold	Percentage of votes cast Withhold	Broker Non-Votes
Jeffrey L. Shekell	139,835,261	93%	10,763,662	7%	314,220,566
R. David Turner	139,729,120	93%	10,869,803	7%	314,220,566
Richard Vance	132,523,251	88%	18,075,672	12%	314,220,566
The stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 by the following votes:

For	Against	Abstain
453,565,451	5,697,088	5,556,950

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highlands REIT, Inc.

Date: May 17, 2021                By:     /s/ Robert J. Lange
Name:     Robert J. Lange
Title:    Executive Vice President, Chief Operating Officer, General Counsel and Secretary
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